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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                 APRIL 27, 2001
                                 Date of Report
                        (Date of earliest event reported)




                            MEMBERWORKS INCORPORATED
                            ------------------------
             (Exact name of registrant as specified in its charter)





      DELAWARE                     0-21527                       06-1276882
------------------------   -----------------------           -------------------
(State of Incorporation)   (Commission File Number)          (I.R.S. Employer
                                                             Identification No.)




                               9 West Broad Street
                           Stamford, Connecticut 06902
                         ------------------------------
                    (Address of principal executive offices,
                               including zip code)


                                 (203) 324-7635
                         (Registrant's telephone number,
                              including area code)

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                            MEMBERWORKS INCORPORATED


ITEM 5. OTHER EVENTS.


         Overview. On April 27, 2001, the Superior Court of the State of California in the County of Orange entered an Injunction and Final Judgment (the "Settlement") pursuant to a Stipulation voluntarily entered into among Sears, Roebuck and Co. ("Sears"), the Company and the Attorney General of the State of California and the District Attorneys of Orange and Ventura Counties in California (collectively, the "California Parties") in order to conclude an investigation in California of possible consumer confusion over disclosures made while marketing membership programs. The Settlement was entered into in order to expedite the conclusion of the matters raised and was entered into without the filing of a response to the complaint filed by the California Parties against Sears and the Company.

         The Settlement is not an admission of any issue of law or fact or any violation of law. The Company and Sears continue to expressly deny all allegations made by the California Parties. The Company's primary reason for agreeing to the terms of the Settlement was its desire to continue its long-standing client relationship with Sears. Additionally, it was important for Sears and the Company to resolve this issue as quickly as possible so that both could focus on their respective businesses. Therefore, the Company has settled all claims made by the California parties in their complaint. The Settlement bars any further civil action by or on behalf of the consumers of the State of California relating not only to the Sears related membership programs marketed by the Company but also to all of the other membership programs marketed by the Company for its other clients, in each case, to the consumers of the State of California.

         Pursuant to the Settlement, Sears and the Company each agreed to make certain cash payments and to perform certain obligations in connection with the marketing of membership programs in California, as more fully described below. The Company will take a one-time charge in its third fiscal quarter ended March 31, 2001 of $3 million to cover the cash payments to be made under the settlement and the creation of a $1 million reserve to cover specific costs of implementing the Settlement.

         The Cash Payments. The Company and Sears have agreed to pay an aggregate of $2 million to the California Parties. The Company will directly pay a total of $1.5 million and Sears will directly pay a total of $0.5 million, in each case, for the costs of investigation and civil penalties. The Company has honored its contractual obligations under its marketing agreement with Sears, which requires the Company to reimburse Sears for its $0.5 million payment to the California Parties.

         Agreements by the Company and Sears. Pursuant to the Settlement, the Company agreed not to bill any California consumer for either an initial or renewal membership in any of its programs unless it complies with the solicitation procedures set forth in the Settlement. The Company also agreed that (i) the telephone solicitation of its membership programs will meet certain requirements, (ii) the initial and renewal membership materials sent to California consumers will meet certain requirements, (iii) it will comply with certain other requirements, in each case, as described more fully below. Pursuant to the Settlement, Sears agreed to require third parties that create and administer Sears-related membership programs to customers of Sears to comply with marketing requirements that are nearly identical to those agreed to by the Company in the Settlement. The Company may request the court to modify the terms of the


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Settlement, if, based on changed circumstances, the Company concludes that the
Settlement is too restrictive of its business practices.

         Telephone Solicitations. With respect to telephone solicitations of each membership program marketed by the Company in California, the Company agreed to ensure that a consumer's consent to a charge to his/her credit or debit card or checking, savings, loan, telephone service, or similar account (each, an "account") for the membership fee attributable to such membership program is affirmative and unambiguous. In addition, during such telephone solicitation the Company agreed, among other things, to disclose to consumers that (i) the consumer does not need to provide account information in order to be charged, (ii) if the membership program has a trial period, the consumer's account will be automatically charged at the end of the trial period unless the consumer calls to cancel within the trial period (the "Trial Offer Period Disclosure"), (iii) if the membership program has a negative option renewal charge, the consumer's membership will be automatically renewed at the end of the current membership term and the consumer's account will be charged the then current fee for such membership program unless the consumer calls to cancel his/her membership prior to the end of the current membership term (the "Negative Option Renewal Disclosure"). The Company agreed to create an audio recording of the above disclosures confirmed with the consumer and the consent of the consumer described in this paragraph.

         Membership Materials. With respect to the initial enrollment of a consumer in a membership program, the Company agreed to (i) send such consumer a written confirmation of membership enrollment within two weeks after such consumer enrolled in the program which contains disclosure that the consumer's account will be charged unless the consumer cancels and (ii) make both the Trial Offer Period Disclosure and the Negative Option Renewal Disclosure to the consumer in the initial materials sent to the consumer. With respect to the renewal of a consumer to a membership program through the negative option renewal charge, the Company agreed to (i) send such consumer either a post card or renewal membership enrollment materials with a letter, each of which must disclose to the consumer that unless the consumer takes action, its membership will be automatically renewed and its account will be automatically charged the membership fee (which must be specified) for the program the consumer is currently enrolled in. The Company also agreed not to renew any consumer in any membership program without making certain disclosures to the consumer, including disclosure of any changes in the program that would constitute a decrease or substitution of benefits and any change in the terms and conditions governing the membership.

         Other Requirements. With respect to its marketing practices regarding California consumers, the Company also agreed (i) to restrictions on the use of certain incentive words, such as "free" and "prize", (ii) not to misleadingly represent the value of any discount, rebate, savings or other benefit being offered, (iii) to comply with certain disclosure and other requirements in connection with any membership program offered via the internet and (iv) to comply with certain California laws, including those relating to the sale of travel and the sale of goods and services telephonically.

         The Company's National Best Marketing Practices. The above-described agreements made by the Company in the Settlement with respect to marketing procedures are substantially equivalent to the National Best Marketing Practices of the Company that were adopted earlier this year. The Company's National Best Marketing Practices, which have already set significant benchmarks for the industry, were developed in close cooperation with state attorneys general and other consumer agencies and are designed to protect consumers from potentially confusing marketing through clear, full and repeated disclosure. Specifically, these practices require the marketing of membership programs to


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include full disclosure of membership benefits, payment and cancellation terms, verification procedures to obtain unambiguous and express consumer consent to membership, and a "No Questions Asked" full refund policy for unauthorized charge complaints. A copy of the Company's National Best Marketing Practices has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

         Restitution. Pursuant to the Settlement, the Company agreed to refund the full amount of the membership charges paid by consumers with respect to certain membership programs to consumers who are eligible for such a refund (the "Restitution Program"). In order to be eligible for a refund a consumer (i) must have paid membership fees during the period (the "Specified Period") beginning on September 20, 1998 and ending on April 27, 2001, the date that the Settlement is entered by the court ("Settlement Date"), (ii) certify to the Company that an authorized user of the account of such consumer did not authorize the membership, that the consumer did not know that its account would be charged for the membership or that the consumer was deceived or misled concerning the terms of the membership, (iii) must not have received (or be in the process of receiving) or been credited with (or be in the process of being credited with) a refund of all membership charges paid during the Specified Period, (iv) must not have used any benefits of the membership program in question and (v) must complete and return a restitution reply card mailed by the Company to the consumer. The Company is obligated to send a restitution reply card (A) within 90 days of the Settlement Date to each eligible consumer whose membership was terminated or canceled prior to the Settlement Date, (B) between 30 and 60 days before a membership, which is in effect on the Settlement Date, expires and (C) within 60 days of cancellation or termination of a membership in effect on the Settlement Date to each such member where such membership is cancelled or terminated before the scheduled renewal date of such membership. The reserve established by the Company to cover specific costs of implementing the settlement includes the anticipated costs of the Restitution Program.

         Additionally, if a California consumer complains of an unauthorized charge to his/her account after the Settlement Date, the Company will refund the disputed membership fee without further inquiry or additional action by the consumer. The Settlement does not require the Company to refund fees if the claim is made more than twenty-four months after the charge. As noted above, the Company's National Best Marketing Practices already includes a "No Questions Asked" full and prompt refund policy for complaints of unauthorized charges.

         Implementation and Verification. The Settlement contains provisions ensuring that the Company and Sears properly implement the terms of the Settlement. The Company and Sears have agreed to periodically file reports with the California Parties during the next two years. These reports will include the number of unauthorized membership complaints and the number and amount of refunds made. Within 30 days of completing the Restitution Program, the Company will additionally file a report with the California Parties summarizing the results of the Restitution Program. Within 90 days of the completion of the Restitution Program, the Company will hire an independent certified public accountant to evaluate the Restitution Program to verify compliance with the terms of the Settlement.

         The Company agreed to create a "MemberWorks Office of Consumer Affairs." This office will be responsible for making recommendations to the Company concerning operational changes to insure satisfaction of the members in its membership programs, establishing a centralized system for consumer complaints, acting as an ombudsman for complaints by members and assisting in the implementation of consumer-orientated policies within the Company.

         The California Parties agreed not to disclose any trade secrets or proprietary information of Sears or of the Company obtained by the California Parties in connection with the Settlement.


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                                 EXHIBIT INDEX

99.1     National Best Marketing Practices of the Company


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       MEMBERWORKS INCORPORATED
                                       (Registrant)


Date:  May 8, 2001                    By:   /s/ Gary A. Johnson
                                             --------------------
                                             Gary A. Johnson, President and
                                             Chief Executive Officer


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